As filed with the Securities and Exchange Commission on November 8, 2006.

Registration No. 333-45346

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1692300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AMD Place

P.O. Box 3453

Sunnyvale, CA 94088-3453

(408) 749-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry A. Wolin, Esq.

Senior Vice President and General Counsel

One AMD Place

Sunnyvale, CA 94088

(408) 732-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Tad J. Freese

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

Pursuant to the undertaking of the Registrant contained in its Registration Statement on Form S-3 (Registration No. 333-45346), which was originally filed on September 7, 2000 and declared effective on September 18, 2000 (the “Registration Statement”), the Registrant hereby files this Post-Effective Amendment to reduce the securities remaining registered under the Registration Statement to zero and thereby deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California on this 26th day of October, 2006.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Robert J. Rivet
Robert J. Rivet
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of October, 2006.

Signature	Title

/s/ Hector de J. Ruiz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Hector de J. Ruiz

/s/ Robert J. Rivet	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Robert J. Rivet

/s/ W. Michael Barnes	Director
W. Michael Barnes

/s/ Bruce L. Claflin	Director
Bruce L. Claflin

/s/ H. Paulett Eberhart	Director
H. Paulett Eberhart

/s/ Robert B. Palmer	Director
Robert B. Palmer

Director
Leonard M. Silverman

/s/ Morton L. Topfer	Director
Morton L. Topfer

/s/ James D. Fleck	Director
James D. Fleck

Director
John E. Caldwell